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[FENWICK & WEST LETTERHEAD]

                                  June 24, 1997


Versant Object Technology Corporation
1380 Willow Road
Menlo Park, CA  94025

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about June 24, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,050,000 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of (i) purchase rights to be granted by you under your 1996 Employee Stock Purchase Plan (the "Purchase Plan"), (ii) stock options, stock bonuses or restricted stock awards to be granted by you under your 1996 Equity Incentive Plan (the "Incentive Plan"); and (iii) stock options to be granted by you under your 1996 Directors Stock Option Plan (the "Directors Plan") (collectively, with the Purchase Plan and the Incentive Plan, the "Plans").

        In rendering this opinion, we have examined the following:


        (1)    your Amended and Restated Articles of Incorporation;

        (2)    your Amended and Restated Bylaws.

        (3) the Plans and the applicable prospectus associated with each of the Plans;

        (4) the minutes of meetings and actions by written consent of your shareholders and your Board of Directors that are contained in your minute books in our possession;

        (5) your stock records in our possession, including records of stock options and other securities issued by you, and a verbal confirmation from your transfer agent regarding the current number of your outstanding shares;

        (6) your Registration Statement on Form S-1 (Registration Number 333-4910-LA), as declared effective by the SEC on July 17, 1996;

        (7) your Registration Statement on Form 8-A (Commission File Number 0-28540), as declared effective by the SEC on July 17, 1996; and

        (8) a Management Certificate of even date herewith, duly executed and delivered by you.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

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Versant Object Technology Corporation
June 24, 1997
Page 2


        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        Based on the foregoing, it is our opinion that the 1,050,000 shares of Stock that may be issued and sold by you upon, collectively, the exercise of (i) purchase rights to be granted under the Purchase Plan, (ii) stock options, stock bonuses or restricted stock awards to be granted under the Incentive Plan and
(iii) stock options to be granted under the Directors Plan, each when issued and sold in the manner referred to in the applicable Plan, and the applicable prospectus associated with such Plan, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                               Very truly yours,


                               /s/ FENWICK & WEST LLP

                               FENWICK & WEST LLP